Exhibit 23.2

Consent of Independent Certified Public Accountants

We have issued our report dated March 12, 2010 with respect to the consolidated financial statements of EyeWonder Incorporated and Subsidiaries included in the Current Report on Form 8-K dated February 24, 2011 of Limelight Networks, Inc., which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Atlanta, Georgia

September 8, 2011